EXHIBIT 99.1

Andretti Acquisition Corp. Announces Letter of Intent for a Business

Combination with a Generative AI Software Company

INDIANAPOLIS – (July 6, 2023) — Andretti Acquisition Corp. (NYSE: WNNR), a publicly traded special purpose acquisition company, announced today that it has signed a non-binding letter of intent (“LOI”) for a proposed business combination (the “Combination”) with a generative AI software company (the “Company”) that would result in a public listing of the Company upon completion of the proposed Combination.

“The global market for AI and machine learning software is massive and rapidly expanding,” commented Michael Andretti, Co-Chief Executive Officer of Andretti Acquisition Corp. “In our search for a target, we have found that it is important to partner with an entity that is pushing the boundaries of technology. Generative AI technology has, we believe, transformative applicability across a wide variety of industries, including chemicals, pharmaceuticals, aerospace, finance and even motorsports, where we have seen the edge it can provide in crafting and continuously altering race strategy on any given racing weekend and in the simulator.”

Andretti Acquisition Corp. expects to announce additional details regarding the Combination when a definitive Business Combination Agreement is executed, which is expected in the third quarter of 2023.

About Andretti Acquisition Corp.

Andretti Acquisition Corp. is a special purpose acquisition company formed for the purpose of effecting a business combination with one or more businesses or entities. Two key members of the management team are racing legends Mario and Michael Andretti. To learn more, visit: https://www.andrettiacquisition.com/.

Forward-Looking Statements

This press release includes, and oral statements made from time to time by representatives of the Company may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or the Company’s management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and final prospectus relating to the Company’s initial public offering filed with the SEC. Copies are available on the

SEC’s website at www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by applicable law.

Contacts:

Andretti Acquisition Corp.

Investors

ir@andrettiacquisition.com

Media

andrettiac@icrinc.com